            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 2 to Registration Statement
No. 333-127905 on Form F-1 of our report dated April 8, 2005, except for Note 11 as to which the date is August 26, 2005, relating to the financial statements of
StealthGas Inc. appearing in the Prospectus, which is part of this Registration
Statement.

We also consent to the reference to us under the heading "Experts" in such
Prospectus.

/s/ Deloitte
Deloitte
Hadjipavlou, Sofianos & Cambanis S.A.
October 5, 2005
Athens, Greece